Exhibit 10.3

SIXTH AMENDMENT TO LEASE

(Adding Additional Premises on the 37th Floor)

This SIXTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 12th day of January, 2015 (the “Effective Date”), by and between KNICKERBOCKER PROPERTIES, INC. XXXIII, a Delaware corporation (“Landlord”), and MEDIVATION, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated as of December 28, 2011 (the “Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord those certain premises (the “Original Premises”) consisting of the entire rentable area on the thirty-fifth (35th) and thirty-sixth (36th) floors of that certain building located as 525 Market Street, San Francisco, California (the “Building”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

B. Landlord and Tenant entered into that certain:

(i) First Amendment to Lease dated as of December 28, 2011 (“First Amendment”), pursuant to which certain technical modifications were made to the Original Lease;

(ii) Second Amendment to Lease dated as of July 6, 2012 (“Second Amendment”), pursuant to which certain dates and terms set forth in the Original Lease were confirmed and ratified;

(iii) Third Amendment to Lease dated as of September 27, 2012 (“Third Amendment”), pursuant to which Tenant leased additional premises consisting of the entire rentable area of the thirty-eighth (38th) floor of the Building (the “38th Floor Expansion Premises”);

(iv) Fourth Amendment to Lease dated as of June 26, 2013 (“Fourth Amendment”), pursuant to which Tenant leased additional premises consisting of a portion of the rentable area of the thirty-seventh (37th) floor of the Building (the “37th Floor Expansion Premises”); and

(v) Fifth Amendment to Lease, dated as of February 12, 2014 (“Fifth Amendment”), pursuant to which Tenant leased additional premises consisting of a portion of the thirty-third (33rd) floor of the Building (the “33rd Floor Expansion Premises”).

C. The Original Premises, as expanded by the 38th Floor Expansion Premises, the 37th Floor Expansion Premises, and the 33rd Floor Expansion Premises, is referred to herein as the “Current Premises,” The Original Lease, as amended, is referred to herein as the “Lease.”

D. Landlord and Tenant hereby stipulate that the Current Premises contains 127,126 rentable square feet.

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E. The term of the Lease is scheduled to expire on June 30, 2019 (the “Expiration Date”), subject to the earlier termination or extension in accordance with the terms of the Lease.

F. Landlord and Tenant desire to amend the Lease to (i) expand the Current Premises to include those certain premises depicted on Exhibit “A” attached hereto (which the parties hereto stipulate contains 15,820 rentable square feet) on the thirty-seventh (37th) floor of the Building, known as Suite 3750 (the “Additional 37th Floor Expansion Premises”), and (ii) otherwise modify the Lease, all upon the terms and conditions hereinafter set forth.

G. The Additional 37th Floor Expansion Premises is currently leased by ClearSlide, Inc. pursuant to a lease scheduled to expire on February 28, 2015 (the “ClearSlide Lease”), and occupied by a sublessee pursuant to a sublease scheduled to expire on February 26, 2015 (the “Existing Sublease”). ClearSlide Inc. and its sublessee are collectively referred to herein as the “Existing Tenant”, and the ClearSlide Lease and the Existing Sublease are collectively referred to herein as the “Existing Tenant Lease”.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Additional 37th Floor Expansion Premises: Term; Delivery.

(a) The term of Tenant’s lease of the Additional 37th Floor Expansion Premises shall commence on the date which is the earlier of (i) ninety (90) days following the Expansion Space Delivery Date (as defined herein), or (ii) Tenant’s commencement of business operations in the Additional 37th Floor Expansion Premises or any portion thereof, which period shall be extended on a day-for-day basis for Landlord Delays (as such term is defined in the Workletter Agreement (the “Workletter”) attached hereto as Exhibit “B” and made a part hereof) (the “Expansion Space Commencement Date”), and shall expire on the Expiration Date unless otherwise provided for in the Lease. Landlord shall deliver the Additional 37th Floor Expansion Premises to Tenant in the condition required by this Amendment upon the later to occur of the following: (i) March 1, 2015 (the “Target Delivery Date”), and (ii) the date the Existing Tenant Lease has expired or terminated and the Existing Tenant has vacated the Additional 37th Floor Expansion Premises (the date on which the last to occur of such items (i) and (ii) is referred to herein as the “Expansion Space Delivery Date”). The period between the Expansion Space Delivery Date and the Expansion Space Commencement Date is referred to herein as the “Design and Construction Period.” In the event that the Expansion Space Delivery Date occurs later than the sixteenth (16th) day following the Target Delivery Date (unless such delay is caused by Tenant), then the Abated Rent Period referred to in Section 3(b) below shall be increased by one day for each day of delay in Landlord’s delivery of the Additional 37th Floor Expansion Premises beyond the sixteenth (16th) day following the Target Delivery Date. The period of time commencing on the Expansion Space Commencement Date and expiring on the Expiration Date shall be referred to herein as the “Expansion Space Term.” In the event the Expansion Space Commencement Date is not the first day of a calendar month (such month in which the Expansion Space Commencement Date occurs being referred to herein as the “Partial Month”) the Monthly Base Rent for the Additional 37th Floor Expansion Premises for such Partial Month shall be prorated as provided in the Lease. Once the Expansion

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Space Commencement Date has been determined, Landlord and Tenant shall execute a written confirmation stating the actual Expansion Space Commencement Date, but failure of the parties to execute such a writing shall have no impact on the Expansion Space Commencement Date,

(b) From and after the Expansion Space Commencement Date, all references in the Lease to the “Premises” shall be deemed to refer to the Current Premises and the Additional 37th Floor Expansion Premises, collectively. All terms, covenants and conditions of the Lease applicable to the Current Premises shall apply to the Additional 37th Floor Expansion Premises, except as expressly set forth in this Amendment,

(c) From and after the Expansion Space Commencement Date, and for all purposes of the Lease (as amended), the definition of the term “Rentable Area of the Premises” set forth in Article 1(g) of the Original Lease is hereby deleted and the following text is substituted in lieu thereof: “142,946 rentable square feet”.

(d) Landlord hereby agrees that subsequent to the Expansion Space Delivery Date and prior to the expiration of the Design and Construction Period (the “Early Occupancy Period”), Tenant shall have the right to occupy the Additional 37th Floor Expansion Premises to make the improvements outlined in the Workletter, provided that all of the terms and conditions of the Lease shall apply, other than Tenant’s obligation to pay (i) Monthly Base Rent for the Additional 37th Floor Expansion Premises or (ii) Tenant’s Percentage Share (Direct Expenses) or Tenant’s Percentage Share (Taxes) for the Additional 37th Floor Expansion Premises, during the Early Occupancy Period. Tenant’s obligation to pay Monthly Base Rent, Tenant’s Percentage Share of Direct Expenses and Tenant’s Percentage Share of Taxes with respect to the Additional 37th Floor Expansion Premises shall commence as provided in Section 3 below, regardless of whether Tenant has taken occupancy of the Additional 37th Floor Expansion Space during the Early Occupancy Period. During the Early Occupancy Period, Tenant shall, in accordance with the terms of this Amendment, be responsible for any Additional Rent for any above-Building standard services (e.g., after-hours HVAC) payable during such Early Occupancy.

2. Additional 37th Floor Expansion Premises As-Is; Tenant Improvements. Landlord shall deliver the Additional 37th Floor Expansion Premises to Tenant in its as-is, broom clean condition, and Landlord shall have no obligation to make or, except as provided below in Paragraph 3.b. of the Workletter, pay for, any alterations, additions, improvements or renovations thereto to prepare the same for Tenant’s occupancy. The parties acknowledge that Tenant intends to make certain Tenant Improvements, as defined in the Workletter, to the Additional 37th Floor Additional Premises to make the same more suitable for Tenant’s occupancy during the term of the Lease. Tenant’s construction of the Tenant Improvements to the Additional 37th Floor Expansion Premises shall be in accordance with the terms of the Workletter.

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3. Base Rent.

(a) Commencing on the Expansion Space Commencement Date, and continuing through the Expiration Date, unless otherwise provided for in the Lease, Tenant shall pay the Base Rent for the Additional 37th Floor Expansion Premises subject to Section 3(b) hereof as follows:

Months of Additional 37th Floor Expansion Premises Term	Annual Base Rent	Monthly Base Rent	Annual Rental Rate per RSF of the Additional 37th Floor Expansion Premises
Month 1 through end of Month 12	$1,154,860.00	$96,238.33	$73.00
Month 13 through end of Month 24	$1,189,505.80	$99,125.48	$75.19
Month 25 through end of Month 36	$1,225,190.97	$102,099.25	$77.45
Month 37 through the end of Month 48	$1,261,946.70	$105,162.23	$79.77
Month 49 through the Expiration Date	$1,299,805.10	$108,317.09	$82,16

The foregoing Monthly Rent amounts payable by Tenant for the Additional 37th Floor Expansion Premises shall be in addition to the Monthly Rent payable by Tenant under the Lease for the Current Premises.

(b) Provided that there is not a continuing Event of Default, Landlord hereby agrees (i) to conditionally abate Tenant’s obligation to pay Monthly Base Rent (the “Abated Rent”) for the Additional 37th Floor Expansion Premises only (and not with respect to any portion of the Current Premises) for the first forty-five (45) days of the Expansion Space Term (the “Abated Rent Period”); provided that, in the event that the Expansion Space Delivery Date occurs later than the sixteenth (16th) day following the Target Delivery Date (unless such delay is caused by Tenant), then the Abated Rent Period shall be increased one day for each day of delay in Landlord’s delivery of the Additional 37th Floor Expansion Premises beyond the sixteenth (16th) day following the Target Delivery Date. During the Abated Rent Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease. In the event an Event of Default shall occur during or subsequent to the Abated Rent Period, all or any portion of the Abated Rent credited to Tenant during the Abated Rent Period shall be immediately due and payable by Tenant and shall constitute “rent” payable under the Lease.

4. Operating Expenses and Tax Expenses.

(a) Tenant’s Percentage Share (Direct Expenses) is 12.4885% for the Current Premises and shall, as of the Expansion Space Commencement Date, be increased by 1.55% with respect to the Additional 37th Floor Expansion Premises to an aggregate of 14.039%. Tenant’s

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Percentage Share (Taxes) is 12.3126% for the Current Premises and shall, as of the Expansion Space Commencement Date, be increased by 1.53% with respect to the Additional 37th Floor Expansion Premises to an aggregate of 13.8426%. With respect to the Additional 37th Floor Expansion Premises, the Rentable Office Area of the Building set forth in Section 1(f) of the Original Lease shall be deemed to be (i) 1,021,419 rentable square feet for purposes of determining Tenant’s Percentage Share (Direct Expenses) and (ii) 1,034,329 rentable square feet for purposes of determining Tenant’s Percentage Share (Taxes).

(b) The Base Year used to calculate increases in Tenant’s Percentage Share (Direct Expenses) and Tenant’s Percentage Share (Taxes) with respect to the Additional 37th Floor Expansion Premises only shall be the 2015 calendar year. The Base Year used to calculate Tenant’s Percentage Share (Direct Expenses) and Tenant’s Percentage Share (Taxes) with respect to (i) the 33rd Floor Expansion Premises and the 37th Floor Expansion Premises shall remain the 2014 calendar year; (ii) the 38th Floor Expansion Premises shall remain the 2013 calendar year, and (iii) the Original Premises shall remain the 2012 calendar year. The parties acknowledge that Section 5(b) of the Fifth Amendment incorrectly stated that calendar year 2013 shall remain the Base Year used to calculate Tenant’s Percentage Share (Direct Expenses) and Tenant’s Percentage Share (Taxes) with respect to 37th Floor Expansion Premises; and the parties agree that, pursuant to the Fourth Amendment, the Base Year used to calculate the 37th Floor Expansion Premises shall remain the 2014 calendar year. Tenant shall pay Tenant’s Percentage Share (Direct Expanses) and Tenant’s Percentage Share (Taxes) with respect to the Current Premises and the Additional 37th Floor Expansion Premises in accordance with the Lease.

5. Security Deposit; First Month’s Rent.

(a) Concurrently with the execution of this Amendment, Tenant shall, as security for the payment and performance of Tenant’s obligations under the Lease, deliver to Landlord a supplemental irrevocable standby letter of credit (the “Letter of Credit”), the form of which is attached hereto as Exhibit “C”, issued by Bank of America, N.A. (or such other financial institution acceptable to Landlord) with an initial stated amount of $1,574,462.00 (the “Stated Amount”). Nothing in this Section shall modify Tenant’s obligations with respect to any other letters of credit issued in favor of Landlord pursuant to the Lease.

Provided that, as of the applicable “Reduction Date” set forth below, Tenant (i) has not previously committed an Event of Default which is not then continuing and (ii) is not then in a voluntary or involuntary bankruptcy proceeding and has not made an assignment for the benefit of creditors, and provided further that, on or prior to the applicable Reduction Date, Tenant tenders to Landlord a replacement Letter of Credit or an amendment to the existing Letter of Credit, conforming in all respects to the requirements of this Section, setting forth the applicable Stated Amount as of such Reduction Date, the Stated Amount shall be reduced in accordance with the following schedule:

Reduction Date	Stated Amount
First day of the 25th month following the Expansion Space Commencement Date	$1,265,102.00
First day of the 37th month following the Expansion Space Commencement Date	$949,615.00

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No further reductions to the Stated Amount are otherwise scheduled after the 37th month of the Expansion Space Term. In the event the Stated Amount is reduced pursuant to the foregoing, and provided that Tenant timely tenders the replacement or amended Letter of Credit to Landlord in the form required herein, Landlord shall exchange the Letter of Credit then held by Landlord for the replacement or amended Letter of Credit tendered by Tenant. Landlord shall reasonably cooperate with Tenant in memorializing the above-scheduled reductions in the Stated Amount.

Landlord may, in its sole discretion, require that the Letter of Credit be confirmed by a financial institution satisfactory to Landlord. If, at any time, an Event of Default occurs, Landlord shall have the right to draw down on the Letter of Credit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord in accordance with this Amendment and the Lease, and in payment of any damages incurred by Landlord by reason of such Event of Default for which Tenant is responsible in accordance with the terms of this Amendment and the Lease. In such event, Tenant shall within two (2) business day following written request therefor from Landlord remit to Landlord a sufficient amount in cash to restore the Letter of Credit to the original amount or, at Landlord’s election, cause the Stated Amount to be fully reinstated to its amount immediately prior to such Event of Default. If the entire Letter of Credit has not been utilized, the remaining amount of the Letter of Credit will be delivered to Tenant or to whoever is then the holder of Tenant’s interest in the Lease, without interest, within sixty (60) days after full performance of this Amendment by Tenant. Tenant shall not be entitled to any interest on the Letter of Credit. Tenant hereby waives the provisions of California Civil Code Section 1950.7, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any Events of Default with respect to the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant which led to the Event of Default. Upon the occurrence of an Event of Default, in addition to Landlord’s right to draw on the Letter of Credit in whole or in part, Tenant shall, at Landlord’s option, replace the Letter of Credit with a cash deposit equal to then outstanding Stated Amount (and the Letter of Credit shall be returned to Tenant upon such payment and the expiration of any applicable preference period). Any cash remaining in Landlord’s possession after a partial or full draw on the Letter of Credit shall be retained as an additional security deposit and the terms of this Article shall apply with respect thereto, mutatis mutandis.

Landlord will return the Letter of Credit to Tenant as soon as practicable after the expiration or termination of the Lease (but not greater than sixty (60) days after such expiration or termination), less any amounts that are necessary, as determined by Landlord in its reasonable discretion, to remedy any defaults by Tenant under the Lease.

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6. Option to Extend.

(a) The option to extend the Term set forth in Exhibit “H” of the Original Lease (the “Option”) shall, by virtue of this Amendment, apply to

(i) the Original Premises, the 37th Floor Expansion Premises, the Additional 37th Floor Expansion Premises, and the 33rd Floor Expansion Premises (i.e., the 33rd floor, 35th floor, 36th floor, and 37th floor) (“Option A”); or

(ii) the Current Premises and the Additional 37th Floor Expansion Premises (i.e., the 33rd floor, 35th floor, 36th floor, 37th floor, and the 38th floor) (“Option B”); or

(iii) the Original Premises and the 33rd Floor Expansion Premises (i.e., the 33rd, 35th and the 36th floor) (“Option C”); or

(iv) the Original Premises, the 37th Floor Expansion Premises, the Additional 37th Floor Expansion Premises, and the 38th Floor Expansion Premises (i.e. the 35th floor, 36th floor, 37th floor, and 38th floor) (“Option D”); or

(v) the 36th floor, the 37th Floor Expansion Premises, the Additional 37th Floor Expansion Premises, and the 38th Floor Expansion Premises (i.e. the 36th floor, 37th floor, and 38th floor) (“Option E”).

If Tenant exercises the Option in accordance with the terms of such Exhibit “H”, Tenant’s Interest Notice delivered in accordance with such Exhibit “H” shall expressly and irrevocably elect to apply the Option to Option A, Option B, Option C, Option D or Option E (the “Option Space Election”). If Tenant fails to expressly include the Option Space Election in the Interest Notice, Tenant shall be irrevocably deemed to apply the Option to the entire Premises (i.e. Option B) and not to any lesser part thereof. All other terms and provisions of such Exhibit “H” shall continue in full force and effect.

7. Amendment Brokers. Each of Landlord and Tenant hereby represents and warrants to the other that it has not had any dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Cushman & Wakefield of California, Inc. for Landlord and Colliers International CA, Inc. for Tenant (collectively, the “Amendment Brokers”). Each party agrees to indemnify and defend the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation claimed by any broker or agent other than the Amendment Brokers. Landlord agrees to compensate the Amendment Brokers in accordance with a separate agreement.

8. No Event of Default. In the event an Event of Default shall occur under the Lease prior to the Expansion Space Commencement Date, at Landlord’s election, this Amendment shall terminate and be of no further force and effect.

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9. Special Access Provision: No CASP Inspection. Landlord hereby discloses to Tenant pursuant to California Civil Code Section 1938 that, as of the date of this Lease, neither the Additional 37th Floor Expansion Premises nor the Building has been inspected by a California-approved Certified Access Specialist.

10. Right of First Offer. Landlord and Tenant agree that as of the Expansion Space Commencement Date, Tenant shall have the right to occupy the entire 37th floor of the Building, and the parties agree that as of the date of this Amendment, Tenant’s Right of First Offer set forth in Exhibit “G” of the Lease is hereby deleted in its entirety and of no further force and effect.

11. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.

12. Authority. Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Premises is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

13. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.

“LANDLORD”:	KNICKERBOCKER PROPERTIES, INC. XXXIII,
a Delaware corporation

	By:	/s/ Karen M. Wilbrecht
		Name:	Karen M. Wilbrecht
		Title:	Vice President

“TENANT”:	MEDIVATION, INC.,
a Delaware corporation

	By:	/s/ Rick Bierly
		Name:	Rick Bierly
		Title:	CFO

EXHIBIT “A”

ADDITIONAL 37th FLOOR EXPANSION PREMISES

EXHIBIT A

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EXHIBIT “B”

WORKLETTER AGREEMENT

This Workletter Agreement (the “Workletter”) is executed simultaneously with, is dated as of, and is an exhibit to, that certain Sixth Amendment to Lease (the “Amendment”), between KNICKERBOCKER PROPERTIES, INC. XXXIII, a Delaware corporation (“Landlord”), and MEDIVATION, INC., a Delaware corporation (“Tenant”), pursuant to which Tenant is leasing that certain Additional 37th Floor Expansion Premises, more particularly described in the Amendment, at 525 Market Street, San Francisco, California (the “Building”), Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Amendment. In consideration of the parties entering into the Amendment and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. Proposed and Final Plans. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Additional 37th Floor Expansion Premises before any architectural construction documents or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

(a) Tenant shall cause to be prepared and delivered to Landlord, for Landlord’s approval, the following proposed preliminary design drawings (based on the Landlord-approved Final Space Plan) (“Proposed Plans”) for all improvements Tenant desires to complete or have completed in the Additional 37th Floor Expansion Premises (the “Tenant Improvements”), which shall include the design standards set forth on Schedule “B-1.” Landlord expressly consents to the installation of card readers within the stairwells between the leased floors as part of the Tenant Improvements (provided that Tenant shall, at Landlord’s request, remove any such readers and repair any damage caused thereby upon the expiration or earlier termination of the Lease with respect to such floors):

(i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

(ii) Mechanical drawings (consisting of HVAC, electrical (including any UPS equipment), telephone, and plumbing). Tenant acknowledges that part of the Tenant Improvements shall include (but shall not be limited to) the replacement of the existing Tuttle & Bailey terminal air boxes located in the Additional 37th Floor Expansion Premises with Building-standard Titus VAV boxes, and that all such Titus VAV boxes shall comply with the Building’s Replacement VAV Box Design Criteria (August 26, 2011).

(iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details, including all window treatments which shall be Building-standard “Mecho” shades throughout the Additional 37th Floor Expansion Premises).

EXHIBIT B

(b) All architectural drawings shall be prepared at Tenant’s sole cost and expense (subject to Section 3, below) by a licensed architect (the “Architect”) designated by Tenant and approved by Landlord, whom Tenant shall employ. Tenant shall deliver two sets of reproducible architectural drawing prints to Landlord. All mechanical drawings (to the extent required by the nature and extent of the Tenant Improvements) shall be prepared at Tenant’s sole cost and expense (subject to Section 3, below) by AWA (which entity is hereby approved by Landlord) or other licensed engineer selected by Tenant and approved by Landlord (which approval may be withheld or conditioned in Landlord’s sole and absolute discretion), whom Tenant shall employ. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs incurred by Landlord in reviewing the Proposed Plans and Final Plans. All costs and charges by Landlord’s consultants shall be deducted from the Tenant Improvements Allowance (or charged to Tenant) without mark up on an “open book” basis (and shall not exceed Twenty Thousand Dollars ($20,000.00)).

(c) Within ten (10) business days after Landlord’s receipt of the architectural drawings, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord’s approval.

(d) Within ten (10) business days after receipt of mechanical drawings, if any, Landlord shall advise Tenant of any changes reasonably required to obtain Landlord’s approval.

(e) If Landlord disapproves of or requests additional information regarding the Proposed Plans, Tenant shall, within fifteen (15) days thereafter, revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within ten (10) business days after receipt of Tenant’s revised plans, advise Tenant of any additional changes which may be required to obtain Landlord’s approval. If Landlord reasonably disapproves the revised plans specifying the reason therefor, or requests further additional information, Tenant shall, within ten (10) days of receipt of Landlord’s required changes, revise such plans and resubmit them to Landlord or deliver to Landlord such further information as Landlord has requested. Landlord shall, again within ten (10) business days after receipt of Tenant’s revised plans, advise Tenant of further changes, if any, reasonably required for Landlord’s approval. This process shall continue until Landlord has approved Tenant’s revised Proposed Plans. After the Proposed Plans are finally approved by Landlord, Tenant shall submit to Landlord construction drawings prepared by the Architect (or prepared by a subcontractor with respect to the fire sprinkler and life safety drawings and specifications) (“Final Plans”) which shall contain all (to the extent appropriate) plans to be bid and built from and shall include all fully engineered mechanical, electrical, HVAC, plumbing, and fire life/safety drawings, all based upon the Proposed Plans, and shall be compatible with the design, construction and equipment of the Building, comply with all Laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements. At the same time, Tenant shall submit to Landlord an initial proforma budget (“Budget”) covering all anticipated design and installation costs of the Tenant Improvements, Tenant shall amend and/or modify the Budget on a monthly basis to reflect changes in such costs and shall promptly provide to Landlord any such amendments and/or modifications to the Budget.

EXHIBIT B

Landlord shall approve the Final Plans, or such portion as has from time to time been submitted, within fifteen (15) business days after receipt of same or designate by notice given within such time period to Tenant the specific changes reasonably required to be made to the proposed Final Drawings in order to correct any Design Problem and shall return the proposed Final Drawings to Tenant. Tenant shall make the minimum changes necessary in order to correct any such Design Problem and shall return the proposed Final Drawings to Landlord, which Landlord shall approve or disapprove within fifteen (15) business days after Landlord receives the revised proposed Final Drawings. This procedure shall be repeated until all of the proposed Final Drawings are finally approved by Landlord and written approval has been delivered to and received by Tenant. Landlord agrees not to withhold or condition its approval unreasonably. Tenant shall have no obligation to remove any portion of the Tenant Improvements at the end of the Term unless Landlord notifies Tenant, in a writing concurrently incorporated into Landlord’s approval of the proposed Final Plans, that such removal will be required; provided, however, that Tenant shall, prior to the expiration or earlier termination of the Lease, cause all data and telecommunication installations, including cabling, and any non-Building-standard signage installed by Tenant in the 37th Floor Additional Expansion Premises to be removed and to repair any damage caused by such removal. As used herein, “Design Problem” shall mean the Final Plans are deemed by Landlord in its good faith judgment to likely (i) have an adverse effect on the structural integrity of the Building; (ii) cause possible damage to any of the Building systems (such as HVAC, fire life safety, plumbing, electrical, data/communication, mechanical, or security systems); (iii) be in non-compliance with applicable codes; or (iv) have an adverse effect on the exterior appearance of the Building.

(f) All Proposed Plans and Final Plans shall comply with all applicable statutes, ordinances, regulations, laws, and codes and with the requirements of Landlord’s fire insurance underwriters. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes, regulations, or any insurance requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the approved Final Plans without Landlord’s prior written approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building’s structure, any asbestos-containing materials, systems, equipment or the appearance or value of the Building.

(g) [Intentionally Deleted]

(h) [Intentionally Deleted]

(i) [Intentionally Deleted]

EXHIBIT B

(j) The term “Landlord Delay” as used in this Workletter shall mean: (1) delay in the giving of authorizations or approvals by Landlord beyond the periods set forth in this Workletter; and (2) delay by Landlord in administering and paying when due the Tenant Allowance. In no event shall Tenant’s remedies or entitlements for the occurrence of a Landlord Delay be abated, deferred, diminished or rendered inoperative because of a prior, concurrent, or subsequent delay resulting from any action or inaction of Tenant. No Landlord Delay shall be deemed to have occurred unless and until Tenant has given written notice to Landlord specifying the action or inaction which Tenant contends constitutes a Landlord Delay. If such action or inaction is not cured within two (2) business days after Landlord’s receipt of such notice, then a Landlord Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date Landlord received such notice and continuing for the number of days the substantial completion of the Tenant Improvements was in fact delayed as a direct result of such action or inaction.

2. Performance of the Tenant Improvements.

(a) Filing of Final Plans, Permits. Tenant, at its sole cost and expense, shall file the Final Plans with the governmental agencies having jurisdiction over the Tenant Improvements. Tenant shall furnish Landlord with copies of all documents submitted to all such governmental agencies and with the authorizations to commence work and the permits for the Tenant Improvements issued by such governmental agencies. Tenant shall not commence the Tenant Improvements until the required governmental authorizations for such work are obtained and delivered to Landlord.

(b) Landlord Approval of Contractors. No later than fifteen (15) days following Landlord’s approval of the Final Plans, Tenant shall enter into a contract for construction of the Tenant Improvements with a general contractor acceptable to Landlord (the “General Contractor”). Landlord hereby approves of Skyline Construction as General Contractor if selected by Tenant. The General Contractor and Tenant’s construction contract with the General Contractor shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Landlord requires any of Tenant’s Contractors to obtain payment or performance bonds in connection with the installation of the Tenant Improvements, the cost of such bonds shall be the responsibility of Landlord and shall not be deducted from the Tenant Allowance. The General Contractor shall be responsible for all required construction, management and supervision, including bidding by subcontractors for the various components of the work of the Tenant Improvements. In addition, Tenant shall only utilize for purposes of mechanical, electrical, structural, sprinkler, fire and life safety and asbestos-related activities those contractors as specifically designated by Landlord (collectively, the “Essential Subs”). Landlord hereby approves Bilcor Inc./CBF, Inc., of the purposes of fire and life safety, A.G.E. Consulting for purposes of MEP, Nishkian Menninger for purposes of structural engineering, and IMG Technologies for purposes of riser management, each, if selected by Tenant, an “Essential Sub”. Tenant shall submit to Landlord not less than ten (10) days prior to commencement of construction the following information and items:

(i) The names and addresses of the other subcontractors, and sub-subcontractors (collectively, together with the General Contractor and Essential Subs, the “Tenant’s Contractors”) Tenant intends to employ in the construction of the Tenant

EXHIBIT B

Improvements. Landlord shall have the right to approve or disapprove Tenant’s Contractors, and Tenant shall employ, as Tenant’s Contractors, only those persons or entities approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (and failure to respond within ten (10) business days following delivery of a request for approval shall be deemed disapproval). All contractors and subcontractors engaged by or on behalf of Tenant for the Tenant Improvements shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building, Tenant agrees to give the contractor employed by Landlord in the Building an equal opportunity to submit a bid for the Tenant Improvements, but Tenant shall not be obligated to hire such contractor.

(ii) The scheduled commencement date of construction, the estimated date of completion of construction work, fixturing work, and estimated date of occupancy of the Additional 37th Floor Expansion Premises by Tenant.

(iii) Itemized statement of estimated construction cost, including permits and fees, architectural, engineering, and contracting fees.

(iv) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(c) Access to the Additional 37th Floor Expansion Premises. Tenant, its employees, designers, contractors and workmen shall have access to and primary use of the Additional 37th Floor Expansion Premises to construct the Tenant Improvements, provided that Tenant and its employees, agents, contractors, and suppliers only access the Additional 37th Floor Expansion Premises via the Building freight elevator work in harmony and do not interfere with the performance of other work in the Building by Landlord, Landlord’s contractors, other tenants or occupants of the Building (whether or not the terms of their respective leases have commenced) or their contractors. If at any time such entry shall cause, or in Landlord’s reasonable judgment threaten to cause, such disharmony or interference, Landlord may terminate such permission upon twenty-four (24) hours’ written notice to Tenant, and thereupon, Tenant or its employees, agents, contractors, and suppliers causing such disharmony or interference shall immediately withdraw from the Additional 37th Floor Expansion Premises and the Building until Landlord determines such disturbance no longer exists.

(d) Landlord’s Right to Perform. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any of the Tenant Improvements which (i) Landlord reasonably deems necessary to be done on an emergency basis, (ii) pertains to structural components or the general Building systems, (iii) pertains to the erection of temporary safety barricades or signs during construction, (iv) affects any asbestos-containing materials. Except in case of emergency, Landlord shall give prior reasonable written notice to Tenant of its intention to perform such work.

EXHIBIT B

(e) Warranties. On completion of the Tenant Improvements, Tenant shall provide Landlord with copies of all warranties of at least one (1) year duration on all the Tenant Improvements. At Landlord’s request, Tenant shall enforce, at Tenant’s expense, all guarantees and warranties made and/or furnished to Tenant with respect to the Tenant Improvements.

(f) Protection of Building. All work performed by Tenant shall be performed with a minimum of interference with other tenants and occupants of the Building and shall conform to the Building Rules and Regulations attached as Exhibit “B” to the Original Lease and those rules and regulations governing construction in the Building as Landlord or Landlord’s Agent may impose. Tenant will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Tenant Improvements and to properly police same and Landlord shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Landlord shall direct so as not to burden the operation of the Building. Landlord shall advise Tenant in advance of any special delivery and loading dock requirements. Tenant shall at all times keep the Additional 37th Floor Expansion Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s cleanup requirements. At the completion of the Tenant Improvements, Tenant’s Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Additional 37th Floor Expansion Premises and Building. Any damage caused by Tenant’s Contractors to any portion of the Building or to any property of Landlord or other tenants shall be repaired forthwith after written notice from Landlord to its condition prior to such damage by Tenant at Tenant’s expense.

(g) Compliance by all Tenant Contractors. Tenant shall impose and enforce all terms hereof on Tenant’s Contractors and its designers, architects and engineers. Landlord shall have the right to order Tenant or any of Tenant’s Contractors, designers, architects or engineers who willfully violate the provisions of this Workletter to cease work and remove himself or itself and his or its equipment and employees from the Building.

(h) Accidents, Notice to Landlord. Tenant’s Contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and with all applicable laws, ordinances, rules, regulations and orders of any public authority for the safety of persons or property. Tenant shall advise the Tenant’s Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence.

(i) Required Insurance. Tenant shall cause Tenant’s Contractors to secure, pay for, and maintain during the performance of the construction of the Tenant Improvements, insurance in the following minimum coverages and limits of liability:

(i) Workmen’s Compensation and Employer’s Liability Insurance as required by law.

EXHIBIT B

(ii) Commercial General Liability Insurance (including Owner’s and Contractors’ Protective Liability) in an amount not less than Two Million Dollars ($2,000,000) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of Two Million Dollars ($2,000,000), and with umbrella coverage with limits not less than Ten Million Dollars ($10,000,000). Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them,

(iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or nonowned in an amount not less than Five Hundred Thousand Dollars ($500,000) for each person in one accident, and One Million Dollars ($1,000,000) for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than One Million Dollars ($1,000,000) for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them,

(iv) “All-risk” builder’s risk insurance upon the entire Tenant Improvements to the full insurance value thereof. Such insurance shall include the interest of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant Improvements and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Tenant Improvements are stored off the site of the Building or in transit to such site are not covered under such “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Tenant Improvements. Any loss insured under such “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interest may appear, subject to the agreement reached by such parties in interest, or in the absence of any such agreement, then in accordance with a final, nonappealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged Tenant Improvements shall be made in accordance with the terms and provisions of the Amendment including, without limitation, this Workletter. The waiver of subrogation provisions contained in Article 15 of the Original Lease shall apply to the “all-risk” builder’s risk insurance policy to be obtained by Tenant pursuant to this paragraph.

All policies (except the workmen’s compensation policy) shall be endorsed to include as additional named insureds Landlord and its officers, employees, and agents, Landlord’s contractors, Landlord’s architect, and such additional persons as Landlord may

EXHIBIT B

designate. Such endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation, or nonrenewal of coverage by certified mail, return receipt requested (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional insured parties. Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Landlord. Additionally, where applicable, such policy shall contain a cross-liability and severability or interest clause.

To the fullest extent permitted by law, Tenant (and Tenant’s Contractors) and Landlord (and its contractors) shall indemnify and hold harmless the other party, its officers, agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to reasonable attorneys’ fees, the cost of any repairs to the Additional 37th Floor Expansion Premises or Building necessitated by activities of the indemnifying party’s contractors, bodily injury to persons or damage to property of the indemnified party, its employees, agents, invitees, licensees, or others, arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant’s Contractors under Workers’ or Workmen’s Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

(j) Quality of Work. The Tenant Improvements shall be constructed in a first-class workmanlike manner using only good grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Landlord for the Building.

(k) “As-Built” Plans. Upon completion of the Tenant Improvements. Tenant shall furnish Landlord with “as built” plans for the Additional 37th Floor Expansion Premises, final waivers of lien for the Tenant Improvements, a detailed breakdown of the costs of the Tenant Improvements (which may be in the form of an owner’s affidavit) and evidence of payment reasonably satisfactory to Landlord, and an occupancy permit, certificate of occupancy, or other evidence of the legal right to occupy the Additional 37th Floor Expansion Premises issued by the City of San Francisco for comparable projects in the Building for the Additional 37th Floor Expansion Premises. In addition, upon completion of the Tenant Improvements, Tenant will provide the Building’s architect a CAD file with the construction floor plan showing partitions, doors, door swings and sidelights and such other information as the Building’s architect may require to allow the Building’s architect to update and maintain the “Space Utilization Data Base”. Tenant shall pay the Building’s architect’s fee for this service.

(l) Mechanics’ Liens. Tenant shall not permit any of the Tenant’s Contractors to place any lien upon the Building, and if any such lien is placed upon the Building, Tenant shall within ten (10) days of notice thereof, cause such lien to be discharged of record, by

EXHIBIT B

bonding or otherwise. If Tenant shall fail to cause any such lien to be discharged, Landlord shall have the right to have such lien discharged and Landlord’s expense in so doing, including bond premiums, reasonable legal fees and filing fees, shall be immediately due and payable by Tenant.

3. Payment of Costs of the Tenant Improvements.

(a) Subject to the provisions of Paragraph 3(b) below, the Tenant Improvements (including the cost of acquiring and installing the Building Standard window blinds to the extent not in place) shall be installed by Tenant at Tenant’s sole cost and expense, The cost of the Tenant Improvements shall include, and Tenant agrees to pay Landlord for, the following costs, to the extent such costs are triggered by or are attributable to the scope of the work entailed in the Tenant Improvements (“Landlord’s Costs”): (i) the cost of any work performed by Landlord on behalf of Tenant and for any materials and labor furnished on Tenant’s behalf (it being understood that Tenant and Tenant’s Contractor are solely responsible for the installation of the Tenant Improvements), (ii) all permit, design and engineering fees, all HVAC and sprinkler reconfiguration costs, and all life safety costs, (iii) the cost of any services provided to Tenant or Tenant’s Contractors including but not limited to the cost for rubbish removal, hoisting, and utilities to the extent not included in general conditions charges by the general contractor, and (iv) the Supervision Fee plus Landlord’s actual out-of-pocket expenses for review of Tenant’s Proposed Plans and Final Plans (subject to Section 1(b), above). Landlord may render bills to Tenant monthly for Landlord’s Costs (provided that the Supervision Fee shall be billed based on the cost of the Tenant Improvements performed during the period in question). All bills shall be due and payable no later than the thirtieth (30th) day after delivery of such bills to Tenant, and Landlord may apply the Tenant Allowance against such Landlord’s Costs. Except as provided in Section 3(b) below, the Tenant Allowance may not be applied against any costs associated with data cabling, telecommunication equipment installation, Tenant’s signage, or rent. The “Supervision Fee” shall be an amount equal to three percent (3%) of the total cost of installation and construction of the Tenant Improvements and shall be deducted from the Tenant Allowance.

(b) Landlord shall provide Tenant with an allowance of up to Three Hundred Sixteen Thousand Four Hundred and No/100 Dollars ($316,400.00) (which equals $20.00 per rentable square foot of the Additional 37th Floor Expansion Premises) (the “Tenant Allowance”) to be used toward payment of the costs incurred by Tenant for hard construction costs, permits, design and engineering fees (not to exceed $2.00 per rentable square foot of the Additional 37th Floor Expansion Premises), upgrades to the shell and core, Building mechanical, plumbing, HVAC, electrical, structural, and fire life safety systems, and Landlord’s Costs in connection with the Tenant Improvements. No portion of the Tenant Allowance may be applied to the cost of personal property, equipment, trade fixtures, moving expenses, furniture (including work stations and modular office furniture, regardless of the method of attachment to walls and/or floors), special signage, voice, data or other cabling, Tenant’s legal fees, telecom installation or Base Rent, Tenant’s Percentage Share of Increased Direct Expenses, Tenant’s Percentage Share of Increased Taxes, or other amounts payable pursuant to the Lease.

If Landlord reasonably anticipates that the Tenant Improvement costs may exceed the Tenant Allowance based on the then-current Budget or otherwise (such excess shall be referred to herein as the “Over Allowance Amount”), then Tenant shall pay the Over-

EXHIBIT B

Allowance Amount directly to the Contractor during the construction of the Tenant Improvements as a condition precedent to Landlord’s obligation to disburse the Tenant Allowance. The Tenant Improvements must be completed, and Tenant must have submitted its request for reimbursement in accordance with the terms of this Paragraph 3, no later than February 28, 2016 (subject to a day for day extension for each day of Landlord Delay). If the cost of all items of the Tenant Improvements is less than the Tenant Allowance or if Tenant has not submitted its request for reimbursement for the entire Tenant Allowance in accordance with this Workletter by the foregoing deadline, Tenant shall not be entitled to any payment or credit for such excess or unused amount. Funds may be drawn against the Tenant Allowance hereunder at any time and from time to time prior to February 28, 2016 (subject to a day for day extension for each day of Landlord Delay), subject to the following:

(i) Tenant may not make more than one draw in any calendar month;

(ii) With each draw request, Tenant shall submit to Landlord the following documents:

(A) A true and correct copy of the application for payment by Tenant’s Contractors for the Tenant Improvements completed to date, including sworn statements evidencing the cost of the Tenant Improvements performed to date (or in the case of subcontractors and materialmen, sworn statements for the last preceding draw request) together with copies on all receipted bills and invoices;

(B) Conditional or final lien waivers with respect to the Tenant Improvements performed to date from Tenant’s Contractors and any materialmen (or in the case of subcontractors and materialmen and except for the final disbursement of the Tenant Allowance, unconditional lien waivers for the last preceding draw request);

(C) Tenant’s certification to Landlord that the amounts set forth in all contractor’s sworn statements are owed to Tenant’s Contractors for the Tenant Improvements performed to date;

(D) The total cost of the Tenant Improvements based on the Final Plans, as such cost may change from time to time;

(E) With the final draw request, Tenant shall submit to Landlord a certificate from Tenant’s Architect stating that the Tenant Improvements has been completed in accordance with the Final Plans and applicable zoning, building, environmental and other laws and Unconditional Waiver and Release Upon Progress Payment from the General Contractor and each of Tenant’s Contractors who have not theretofore delivered such unconditional waiver and release.

(iii) Landlord will disburse the portion of the Tenant Allowance allocable to each draw request to Tenant or at Tenant’s request or at Landlord’s option directly to Tenant’s Contractors within thirty (30) days after Tenant has submitted the required information for such draw and has otherwise complied with the requirements hereof.

EXHIBIT B

(c) (i) Landlord shall perform all work necessary (if any) to cause the elevators and the ground floor lobby of the Building to comply with all City of San Francisco-required path of travel work (using Building standard plans and finishes), to the extent such work is required as of the Expansion Space Commencement Date under the City of San Francisco’s requirements that are applicable as of such date. In consideration of Tenant’s agreeing that Tenant shall be responsible for ensuring that the 37th Floor restrooms are compliant with all applicable codes, laws, ordinances, rules and regulations, Landlord shall provide Tenant with a one-time special allowance of Twelve Thousand One Hundred Fifty Dollars and No/100 ($12,150.00) (the “Special Allowance”). The Special Allowance shall be disbursed in the same manner as the Tenant Allowance. Tenant agrees to assume the risk that the cost of any compliance work may exceed the Special Allowance.

(ii) Landlord shall be responsible at its sole cost for any restriping of the Building’s parking garage if required by the City of San Francisco as a condition for the approval of the Tenant Improvements. Tenant agrees to diligently coordinate and work with Landlord to resolve any restriping issues with the City of San Francisco.

(d) Tenant shall pay for the Tenant Improvements and shall not permit the Additional 37th Floor Expansion Premises, the Current Premises or Building or underlying property to become subject to any lien on account of labor, material, or services furnished to Tenant.

(e) In the event Landlord wrongfully fails to disburse any amount of the Tenant Allowance as required hereunder after Tenant has submitted all documents required hereunder with respect to such disbursement request and such failure continues for sixty (60) days after notice delivered to Landlord strictly in accordance with the Amendment, Tenant shall have the right to (i) disburse such unpaid amounts to the General Contractor and (ii) offset such amounts against Base Rent next due and owing (up to an amount not to exceed 20% of the then scheduled Base Rent amount in any month).

4. Miscellaneous.

(a) Tenant agrees that, in connection with the Tenant Improvements and its use of the Additional 37th Floor Expansion Premises prior to the Expansion Premises Commencement Date, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rent, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Tenant Improvements or installations made in the Additional 37th Floor Expansion Premises, or to any personal property placed therein, the same being at Tenant’s sole risk, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord Parties.

(b) Except as expressly set forth in the Amendment or the Lease, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Additional 37th Floor Expansion Premises. Any other work in the Additional 37th Floor Expansion Premises which may be permitted by Landlord pursuant to the terms and conditions of the Amendment shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.

EXHIBIT B

(c) This Workletter shall not be deemed applicable to any additional space added to the Original Premises at any time or from time to time, whether by any options under the Amendment or otherwise, or to any portion of the Original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d) The failure by Tenant to pay any monies due to Landlord pursuant to this Workletter within five (5) business days (or such longer period as expressly set forth herein) after notice from Landlord to Tenant shall be deemed an Event of Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 18.04 of the Lease.

(e) Neither Landlord’s Agent nor the partners compromising Landlord or Landlord’s Agent, nor the shareholders (nor any of the partners comprising same), directors, officers, or shareholders of any of the foregoing (collectively, the “Parties”) shall be liable for the performance of Landlord’s obligations under this Workletter. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Workletter shall not exceed and shall be limited to Landlord’s interest in the Building and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Workletter or to satisfy a judgment for Landlord’s failure to perform such obligations. Upon a sale of the Building by Landlord, if the buyer has assumed Landlord’s duties, obligations and liabilities hereunder, Tenant shall look solely to the buyer to enforce Tenant’s rights under this Workletter arising after the date of such sale.

(f) Tenant shall be solely responsible to determine at the site all dimensions of the Additional 37th Floor Expansion Premises and the Building which affect any work to be performed by Tenant hereunder.

LANDLORD:	KNICKERBOCKER PROPERTIES, INC. XXXIII,
a Delaware corporation

	By:	/s/ Karen M. Wilbrecht
		Name:	Karen M. Wilbrecht
		Title:	Vice President

EXHIBIT B

TENANT:	MEDIVATION, INC.,
a Delaware corporation

	By:	/s/ Rick Bierly
		Name:	Rick Bierly
		Title:	CFO

EXHIBIT B

SCHEDULE “B-1”

DESIGN STANDARDS

1.	HVAC

a. Outside summer: 79 degrees FDB

b. Inside summer: 74 degrees + or - 2.5 degrees FDB (shades drawn)

c. Outside winter: 38 degrees FDB

d. Inside winter: 72 degrees FDB + or - 2.5 degrees FDB (shades drawn)

e. Population Density: One occupant per 150 usable square feet. The greater of 15 cfm outside air per occupant or 0.15 cfm outside air per usable square foot in accordance with Title 24 of the California Code of Regulations

2.	Electrical

a. Subject to Title 24 of the California Code of Regulations, 1.5 watts per usable square foot connected load/lighting/power — 480/277 volts

b. Subject to Title 24 of the California Code of Regulations, 3.5 watts per usable square foot connected load/miscellaneous power — 120/208 volts

Total of 5 watts per usable square foot connected load

SCHEDULE B-1

1

EXHIBIT “C”

FORM OF LETTER OF CREDIT

EXHIBIT C

DATE: [                    ]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

ISSUING BANK
BANK OF AMERICA, N.A.
1000 W. TEMPLE STREET
7TH FLOOR, CA9-705-07-05
LOS ANGELES, CA 90012-1514

APPLICANT
MEDIVATION, INC.
525 MARKET STREET, 36TH FLOOR
SAN FRANCISCO, CA 94105
ATTN: [ ]

BENEFICIARY
KNICKERBOCKER PROPERTIES, INC. XXXIII
C/O CUSHMAN WAKEFIELD
525 MARKET STREET, SUITE 1870
SAN FRANCISCO, CA 94105
ATTN: PROPERTY MANAGER

AMOUNT
USD [ ]

EXPIRATION
[ ]

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [                    ] IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT (IN THE FORM ATTACHED HERETO AS ANNEX A) AND ACCOMPANIED BY THE FOLLOWING DOCUMENT:

A DATED CERTIFICATE IN THE FORM ATTACHED HERETO AS ANNEX B FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY ITS NAME AND DESIGNATED TITLE AND A COPY OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND AUGUST 29, 2019.

EXHIBIT C

1

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THIS LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL LETTER OF CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER ATTACHED HERETO AS ANNEX C, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF BENEFICIARY. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE’S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT SHALL BE CHARGED TO THE APPLICANT’S ACCOUNT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE APPROPRIATE DOCUMENTS, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: [                                        ]; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: [                                        ], PROVIDED THAT THE GIVING OF SUCH TELEPHONIC ADVICE SHALL NOT BE A CONDITION TO OUR OBLIGATION TO MAKE PAYMENT HEREUNDER. IN SUCH EVENT THE ORIGINAL DOCUMENTS ARE NOT REQUIRED FOR PRESENTATION.

IF THE REQUISITE DOCUMENTS ARE PRESENTED BY FACSIMILE OR OTHERWISE ON OR BEFORE EXPIRATION OF THIS LETTER OF CREDIT, BANK, WILL HONOR THE DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT UPON PRESENTATION, AND PAYMENT WILL BE EFFECTED THE SAME DAY IF PRESENTATION IS MADE ON OR BEFORE 7:00 A.M. (PACIFIC TIME) THAT DAY. IF PRESENTATION IS MADE AFTER 7:00 A.M. (PACIFIC TIME), THEN PAYMENT WILL BE EFFECTED BEFORE THE CLOSE OF BUSINESS OF THE FOLLOWING BUSINESS DAY.

EXCEPT AS OTHERWISE SET FORTH HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMES AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL [                    ].

AUTHORIZED SIGNATURE

EXHIBIT C

2

ANNEX A

SIGHT DRAFT

TO:

BANK OF AMERICA, N.A.

1000 W. TEMPLE STREET

7TH FLOOR, CA9-705-07-05

LOS ANGELES, CA 90012-1514

            , 20

AT SIGHT, PAY TO THE ORDER OF (NAME OF BENEFICIARY) THE AMOUNT OF (         ($        )).

DRAWN UNDER BANK OF AMERICA, N.A. LETTER OF CREDIT NO. [                    ].

(BENEFICIARY)

,
A
BY:
NAME:
TITLE:

EXHIBIT C

3

ANNEX B

CERTIFICATE

LETTER OF CREDIT: IRREVOCABLE STANDBY LETTER OF CREDIT NO. [             ] ISSUER: BANK OF AMERICA, N.A.

BENEFICIARY:

THE UNDERSIGNED, BEING A DULY AUTHORIZED OFFICER OF (NAME OF BENEFICIARY) CERTIFIES TO ISSUER AS FOLLOWS:

1. PURSUANT TO THE LETTER OF CREDIT, BENEFICIARY HAS CONCURRENTLY PRESENTED ITS SIGHT DRAFT DRAWN ON ISSUER IN THE AMOUNT OF

(         ($        )).

2. THIS DRAW IN THE AMOUNT OF                                          U.S. DOLLARS ($        ) UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [             ] REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE DATED                      BY AND BETWEEN (NAME OF BENEFICIARY) AND MEDIVATION, INC. AND/OR ANY AMENDMENT TO SUCH LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO SUCH LEASE.

DATED:

(NAME OF AUTHORIZED OFFICER OF BENEFICIARY),
AS (TITLE OF AUTHORIZED OFFICER) OF (NAME OF BENEFICIARY)

EXHIBIT C

4

ANNEX C

TRANSFER FORM

            , 20

Bank of America N.A.

1000 W. Temple Street, 7th Floor

Los Angeles, CA 90012-1514

Mail Code CA9-705-07-05

Re:	Irrevocable Standby Letter of Credit No,

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

Name of Transferee

Address

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

The signature and title at the right conform with those shown in our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form. The authorization of the Beneficiary’s signature and title on this form also acts to certify that the authorizing financial institution (i) is regulated by a U.S. federal banking agency; (ii) has implemented anti-money laundering policies and procedures that comply with applicable requirements of law, including a Customer Identification Program (CIP) in accordance with Section 326 of the USA PATRIOT Act; (iii) has approved the Beneficiary under its anti-money laundering compliance program; and (iv) acknowledges that Bank of America, N.A. is relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121 (b)(6).	NAME OF TRANSFEROR NAME OF AUTHORIZED SIGNER AND TITLE AUTHORIZED SIGNATURE

NAME OF BANK

AUTHORIZED SIGNATURE AND TITLE

PHONE NUMBER

EXHIBIT C

5